UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016

DISCOVER FINANCIAL SERVICES

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33378

Delaware	36-2517428
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2500 Lake Cook Road, Riverwoods, Illinois 60015

(Address of principal executive offices, including zip code)

(224) 405-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Discover Financial Services (the “Company”) held its annual shareholders meeting on May 12, 2016. At the annual meeting, the Company’s shareholders (i) elected each of the persons listed below to serve as a director of the Company for a term that will continue until the next annual meeting of shareholders or until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal, (ii) approved the advisory vote on the compensation of our named executive officers, and (iii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2016. The Company’s independent inspector of elections reported the vote of the shareholders as follows:

Proposal 1: Election of Directors.

Nominees	Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
Jeffrey S. Aronin	327,078,402	1,928,384	1,136,637	34,970,660
Mary K. Bush	313,337,835	15,791,705	1,013,883	34,970,660
Gregory C. Case	327,224,948	1,788,280	1,129,785	34,970,660
Candace H. Duncan	328,151,253	982,688	1,009,483	34,970,660
Joseph F. Eazor	309,395,350	19,712,185	1,035,888	34,970,660
Cynthia A. Glassman	328,024,183	1,107,784	1,011,045	34,970,660
Richard H. Lenny	313,291,039	15,724,444	1,127,940	34,970,660
Thomas G. Maheras	328,103,714	1,009,973	1,029,736	34,970,660
Michael H. Moskow	327,178,839	2,036,772	927,401	34,970,660
David W. Nelms	315,783,567	12,023,524	2,335,869	34,970,660
Mark A. Thierer	327,179,146	1,834,740	1,129,537	34,970,660
Lawrence A. Weinbach	280,701,131	48,510,049	931,832	34,970,660

Proposal 2: Advisory vote to approve the compensation of our named executive officers.

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
306,972,394	21,713,264	1,457,338	34,970,660

Proposal 3: Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
359,832,266	4,190,697	1,091,121	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVER FINANCIAL SERVICES

Dated: May 16, 2016	By:	/s/ Jennifer Schott
		Name:	Jennifer Schott
		Title:	Vice President and Assistant General Counsel